UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2012

BOISE CASCADE HOLDINGS, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	333-122770	20-1478587
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1111 West Jefferson Street, Suite 300

Boise, Idaho 83702-5389

(Address of principal executive offices)

Registrant’s telephone number, including area code: (208) 384-6161

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Consent and Amendment

On December 20, 2012, Boise Cascade Holdings, L.L.C. (“BC Holdings”) entered into a Consent and Amendment to Loan Documents (the “Amendment”) with Boise Cascade, L.L.C., Boise Cascade Building Materials Distribution, L.L.C.  and Boise Cascade Wood Products, L.L.C. and Boise Cascade Wood Products Holdings Corp. (collectively, the “Loan Parties”), the lenders identified therein (“Lenders”) and Wells Fargo Capital Finance, LLC, as agent (“Agent”), in connection with the proposed initial public offering of Boise Cascade, L.L.C.’s common stock (the “Offering”).  The Amendment amends the Credit Agreement, dated as of July 13, 2011, among the Loan Parties, the Lenders and the Agent (the “Revolving Credit Agreement”).  As a condition to the Amendment, BC Holdings entered into a General Continuing Guaranty, as described below, and agreed to become a guarantor under the Revolving Credit Agreement until such time as Boise Cascade, L.L.C. has received net proceeds of at least $115 million from the sale of its common stock, including proceeds from the Offering, or Boise Cascade, L.L.C. has received at least $115 million in the form of an equity investment, such as a reinvestment by BC Holdings of $115 million in Boise Cascade, L.L.C. The Amendment provided consent to the Offering and certain transactions anticipated to be taken in connection with the Offering, including a proposed cash dividend by Boise Cascade, L.L.C. of up to $225 million to BC Holdings and Boise Cascade, L.L.C’s conversion into a corporation prior to the consummation of the Offering.  Prior to the release of BC Holdings’ guaranty of the Revolving Credit Agreement, the Lenders have consented to the distribution by BC Holdings of up to $110 million to its equityholders.

The description of the Amendment in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Consent and Amendment filed as Exhibit 10.1 hereto and incorporated herein by reference.

General Continuing Guaranty

On December 20, 2012, BC Holdings entered into a General Continuing Guaranty in favor of Wells Fargo Capital Finance, LLC, as Agent, in connection with entry into the Amendment.  Pursuant to the terms of the General Continuing Guaranty, BC Holdings has agreed to guarantee payment of all borrowings and other obligations (as defined in the Revolving Credit Agreement).  The Lenders have authorized the Agent to release and terminate BC Holdings’ guarantee under the General Continuing Guaranty upon Boise Cascade, L.L.C.’s receipt of net proceeds of at least $115 million from the sale of its common stock, including proceeds from the Offering, or Boise Cascade, L.L.C.’s receipt of at least $115 million in the form of an equity investment, such as a reinvestment by BC Holdings of $115 million in Boise Cascade, L.L.C.

The description of the General Continuing Guaranty in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the General Continuing Guaranty filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information set forth under Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)      Exhibits

10.1

Limited Consent and Amendment to Loan Documents, dated as of December 20, 2012, by and among Boise Cascade, L.L.C., Boise Cascade Building Materials Distribution, L.L.C. and Boise Cascade Wood Products, L.L.C., as borrowers, Boise Cascade Holdings, L.L.C. and Boise Cascade Wood Products Holdings Corp., as guarantors, the Lenders identified therein and Wells Fargo Capital Finance, LLC, as Agent.

10.2	General Continuing Guaranty, dated as of December 20, 2012, by Boise Cascade Holdings, L.L.C. in favor of Wells Fargo Capital Finance, LLC, as Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE HOLDINGS, L.L.C.

Date: December 21, 2012	By:	/s/ John T. Sahlberg
John T. Sahlberg
Senior Vice President, Human Resources and General Counsel

Exhibit Index

Exhibit No.	Description

10.1

Limited Consent and Amendment to Loan Documents, dated as of December 20, 2012, by and among Boise Cascade, L.L.C., Boise Cascade Building Materials Distribution, L.L.C. and Boise Cascade Wood Products, L.L.C., as borrowers, Boise Cascade Holdings, L.L.C. and Boise Cascade Wood Products Holdings Corp., as guarantors, the Lenders identified therein and Wells Fargo Capital Finance, LLC, as Agent.

10.2	General Continuing Guaranty, dated as of December 20, 2012, by Boise Cascade Holdings, L.L.C. in favor of Wells Fargo Capital Finance, LLC, as Agent.